NeoMedia Technologies, Inc.

                                  Exhibit 99.1

                      NEOMEDIA ANNOUNCES CHANGE OF AUDITORS

      FT. MYERS, FL, June 7, 1999 - NeoMedia announced that KPMG LLP will no longer act as the Company's auditors. There were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company is in the process of interviewing accounting firms.

      NeoMedia was founded in 1989. Its common stock trades on the NASDAQ Small Cap Market under the symbol NEOM. NeoMedia provides proprietary software for document management and production systems, the migration of programs and databases from closed system to open system platforms including Year 2000 conversions and solutions, and unique Internet software that links physical objects, such as paper, to corresponding electronic information: Linking the Worlds of Print and Electronic Media(SM). Additional information is available on the Internet at WWW.NEOM.COM.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. WITH THE EXCEPTION OF HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENT.

All product names used are trademarks or servicemarks of NeoMedia Technologies, Inc.